Exhibit (c)(4)
Presentation to Colorprint Preliminary Board Discussion Materials Goldman, Sachs & Co. 13-Dec-2006

Table of Contents I. Executive Summary II. Valuation Update III. LBO Analysis Appendix A: Financial Sponsors Profiles Appendix B: Additional Information Appendix C: Sponsor Proposals Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

I. Executive Summary
Executive Summary 3

csdtampa 29 Jun 2007 19:18 4/40 Comparison of Preliminary Indications of Interest Key Transaction Terms Carlyle Hellman & Friedman Texas Pacific Group WCAS Equity consideration per $30.00-$32.00 $33.00-$34.00 $32.00-$34.00 $28.00-$30.00 share Enterprise Value ($mm) $1,509 — $1,618 $1,673 — $1,727 $1,618 — $1,727 $1,400 - $1,509 Equity provided by Carlyle Residual balance sheet cash Equity provided by TPG Partners Equity provided by WCAS X ($3.9 Partners IV ($7.9 bn) Equity provided by Hellman & V, L.P. ($15 bn) bn) and affiliates Debt financing up to 7.5x CY Friedman Capital Partners VI ($9 Additional equity provided by Subordinated debt from WCAS Expected Sources of 2006 EBITDA bn) management should they choose Capital Partners IV ($1.3 bn Financing Debt financing consistent with to co-invest mezzanine fund) Goldman indicative leverage Debt financing consistent with Additional third party debt levels Goldman indicative leverage levels (7.0x) Prepared to begin due Prepared to begin due diligence Prepared to begin due diligence Prepared to begin due diligence diligence immediately immediately immediately immediately Timing Issues Can commit resources to Can meet required timeline to Confident acquisition can be close transaction on an sign an agreement in Q1 2007 completed in a timely fashion expedited basis and close on an expedited basis Plan to retain senior Expectation that senior Intend to offer senior Considers management team and management management team will continue management the opportunity to employee base to be a key Open to and encourage to run the organization and be co-invest determinant of the value of the rollover and direct co- shareholders in post transaction Will implement a customary company Position Regarding investment company equity incentive program for Following the transaction propose Existing Management certain key employees structuring an incentive equity plan to retain managers Expect senior management to rollover a significant portion of their current ownership Due diligence focused on: Due diligence focused on: Key Assumptions (2007-2011): GS debt financing package of 1. Evaluation of each 1. The Company’s financial and — Assume 10% Revenue $1.134 bn segment’s growth drivers, historical projections CAGR — $648 mm senior credit facilities the color opportunity, and 2. Opportunities for growth — Steady state CapEx of 9%- — $486 mm of senior and sub Other Considerations / future product extensions 10% of revenue notes 3. Retailer and manufacturer Assumptions 2. Accounting, tax, and legal relationships — 36% EBITDA Margin Purchase price based on diligence management’s expected pro forma 4. Management team’s intentions — Goldman Sachs financing 3. Information Technology due regarding their involvement in guidance ($1.1bn in total EBITDA of $179.2 million for CY diligence the Company’s management debt; 7.0x) 2007 and ownership going forward NA: NA Accountants: Deloitte & Touche NA Advisors Legal: Cleary Gottlieb Executive Summary 4

csdtampa 29 Jun 2007 19:18 5/40 Other Process Considerations ($ in millions) Withdrawn from Process: Apollo Blackstone Kohlberg Kravis Roberts Thomas H Lee Partners Inbound calls received: Fund Size Apax $1,500 Bain Capital 12,000 Cerberus Partners 22,000 Clayton, Dubilier & Rice 4,000 First Data 19,3361 General Atlantic 4,000 Golden Gate 1,800 Madison Dearborn 6,500 Platinum Equity 700 Providence Equity (Oral indication of $31-$34 per share) 4,250 Quadrangle Group 1,800 TA Associates 3,500 Veronis Suhler Stevenson 1,300 Warburg Pincus 8,000 WPP Group 16,5911 1Market capitalization. Executive Summary 5 csdtampa 29 Jun 2007 19:18 6/40 Illustrative Analysis at Various Prices ($ in millions, except per share data) Price Per Share $ 28.58 $ 30.00 $ 31.00 $ 32.00 $ 33.00 $ 34.00 Premium to Current Price (12-Dec-06)0.0% 5.0% 8.5% 12.0% 15.5% 19.0 % Equity Value 1,352 1,430 1,484 1,539 1,593 1,648 Net Debt (at 30-Sep-06) 797979 79 7979 Enterprise Value 1,432 1,509 1,564 1,618 1,673 1,727 Premium to: Undisturbed Closing Price (07-Dec-06) $ 24.23 18.0% 23.8% 27.9% 32.1% 36.2% 40.3% 30 Day Average 24.91 14.8 20.5 24.5 28.5 32.5 36.5 60 Day Average 26.39 8.3 13.7 17.5 21.2 25.0 28.8 90 Day Average 26.97 6.0 11.2 15.0 18.7 22.4 26.1 180 Day Average 26.84 6.5 11.8 15.5 19.2 22.9 26.7 52 Week High Closing Price 29.77 (4.0) 0.8 4.1 7.5 10.8 14.2 5 Year High Closing Price (23-Jan-2002)39.01 (26.7) (23.1) (20.5) (18.0) (15.4) (12.8) EBITDA [1] Management / IBES LTM — 9/30/06 $ 151.9 9.4 x 9.9 x 10.3 x 10.7 x 11.0 x 11.4 x CY2006E — IBES [2] $ 154.4 9.3 x 9.8 x 10.1 x 10.5 x 10.8 x 11.2 x CY2006E — Management 153.8 9.3 9.8 10.2 10.5 10.9 11.2 CY2006E - Management Adjusted [3] 162.3 8.8 9.3 9.6 10.0 10.3 10.6 CY2007E — IBES4 $ 163.6 8.8 x 9.2 x 9.6 x 9.9 x 10.2 x 10.6 x CY2007E — Management 175.4 8.2 8.6 8.9 9.2 9.5 9.8 CY2007E - Management Adjusted [3] 179.2 8.0 8.4 8.7 9.0 9.3 9.6 EPS [1] CY2006E — IBES [2] $ 1.56 18.3 x 19.2 x 19.9 x 20.5 x 21.2 x 21.8 x CY2006E — Management 1.53 18.7 19.6 20.3 20.9 21.6 22.2 CY2007E — IBES4 $ 1.62 17.6 x 18.5 x 19.1 x 19.8 x 20.4 x 21.0 x CY2007E - Management 1.51 18.9 19.9 20.5 21.2 21.9 22.5 PEG (LT — IBES) CY 2006E P/E 8.5% 2.1 x 2.3 x 2.3 x 2.4 x 2.5 x 2.6 x CY 2007E P/E 8.5 2.1 2.2 2.2 2.3 2.4 2.5 Executive Summary 6

csdtampa 29 Jun 2007 19:18 7/40 Analyst Sentiment Post Public Announcement “The stock jumped on [Friday’s] news and is now trading at 9.6x our F2008 EBITDA estimate versus our comp group average of 10.4x. If a deal were to occur we don’t expect it to be much higher than 10.5x F2008 EBITDA, suggesting a price in the low $30’s. While the promise of better growth exists if the color printer introduction is a success, given the early stage of this initiative, the lower margin expectations of this new product and the near-term earnings deterioration, we believe there is some risk to this investment which may put a cap on the purchase price.” — Alexia Quadrani, Bear Stearns, 12/8/06 “We believe many shareholders would likely view any buyout short of $35 to $40 as premature given Colorprint is only half way through its much-touted color printer installation. In addition, the company only recently completed the Walgreen rollout, giving current investors very little time to assess how much of a hit the drugstore channel may prove to the CMS segment. A sale by the company at this point could be viewed as a giveaway to private equity buyers.” — Todd Van Fleet, First Analysis Securities, 12/11/06 “We believe Colorprint’s healthy cash flow generation coupled with its ongoing transformative growth initiatives make the company a logical target for private equity firms.” “Rumored takeout discussions are in the $30/share range, which would value the business at around 9x CY07 EBITDA and 20x CY07 EPS. We believe it’s plausible the multiple could creep slightly higher in a competitive auction.” “We do not expect a deal to be reached at a significant premium above Friday’s closing price.” — Mark A. Bacurin, Robert W. Baird, & Co., 12/11/06 “While the shares have rallied...since the news broke [Friday] afternoon, we still see potential for further material upside. Assuming a conservative 11x multiple on consensus F2008 EBITDA, we estimate that Colorprint could fetch $38 per share. Utilizing our current F2008 EBITDA estimate of $189.8 MM, we estimate Colorprint could be worth north of $40 per share. Notably, mature businesses in our space with lower growth prospects than Colorprint have been acquired at higher than 11x. We remain convinced that Colorprint’s color roll-out will yield high returns and snare material incremental dollars.” — Frederick Searby, JPMorgan, 12/8/06 Executive Summary 7

csdtampa 29 Jun 2007 19:18 8/40 Colorprint Illustrative Timetable December 2006 January 2006 February 2006 March 2006 S M T W T F S S M T W T F S S M T W T F S S M T W T F S 1 2 1 2 3 4 5 6 1 2 3 1 2 3 3 4 5 6 7 8 9 7 8 9 10 11 12 13 4 5 6 7 8 9 10 4 5 6 7 8 9 10 10 11 12 13 14 15 16 14 15 16 17 18 19 20 11 12 13 14 15 16 17 11 12 13 14 15 16 17 17 18 19 20 21 22 23 21 22 23 24 25 26 27 18 19 20 21 22 23 24 18 19 20 21 22 23 24 24 25 26 27 28 29 30 28 29 30 31 25 26 27 28 25 26 27 28 29 30 31 31 Important Dates Holidays Date: Event: December 12th Preliminary indications of interest due from Sponsors December 13th Review bids with Board / Special Committee December 15th Notify Sponsors selected to continue in process Dec 14th – 26th Prepare due diligence items, refine management five year projections, develop management presentations and populate on-line data room Dec 27th Deliver 5 year financial projection model to Sponsors; open on-line data room Dec 28th – 29th Calls with Sponsors to review financial model Jan 1st, Jan 8th Sponsor due diligence with Colorprint (2 days each with broader Company management participation) Jan 8th, Jan 15th Process follow-up request items from Sponsors Deliver draft Purchase Agreement to Sponsors Jan 24th Final bids due from Sponsors with mark-up of Purchase Agreement Jan 26th Review final bids with Board / Special Committee Week of Jan 29th Select final bidder, negotiate Purchase Agreement Week of Feb 5th Colorprint announces quarterly financial results Announce transaction Mid March Shareholder vote Late March / Early April Launch Financing Transaction Closing Executive Summary 8

II. Valuation Update

csdtampa 29 Jun 2007 19:18 10/40 Market Performance Price Appreciation by Sector 2000 2001 2002 2003 2004 2005 2006YTD1 Colorprint 0.9% (10.9)% (46.7)% 9.0% 47.0% (14.4)% 12.7% Sectors Marketing Services2 8.9% 12.9% (17.4)% 21.1% 19.4% (12.5)% 3.2% Information Services3 18.7 42.2 (0.3) 30.9 17.6 20.4 8.7 Advertising4 (17.1) (17.3) (37.6) 23.5 (3.4) 1.0 14.8 Publishing5 (13.1) (9.0) (14.4) 24.6 21.2 5.4 27.9 Industry Standards S&P 500 (10.1)% (13.0)% (23.4)% 26.4% 9.0% 3.0% 12.9% NASDAQ Composite Index (39.3) (21.1) (31.5) 50.0 8.6 1.4 10.5 1As of 12-Dec-2006. (4.4)% for YTD 2006 for Colorprint based on undisturbed closing price on 7-Dec-2006. 2Marketing Services: Acxiom, Harte Hanks, InfoUSA, Valassis, and Advo. 3Information Services: Moody’s, Dun & Bradstreet, Equifax, Alliance Data Systems, Fair Isaac, First Advantage and ChoicePoint. 4Advertising: Omnicom Group, Interpublic, Publicis, Havas, and WPP Group. 5Publishing: News Corp, Thomson Corporation, McGraw-Hill, and Wolters Kluwer. Valuation Update 10

csdtampa 29 Jun 2007 19:18 11/40 Colorprint Shares Traded at Various Prices Last 3 Months Last 6 Months 7,000 Weighted Average Price: 26.85 USD 18,000 Weighted Average Price: 27.52 USD Total Shares Traded as Percent of Shares 16,000 Total Shares Traded as Percent of Shares 6,000 Outstanding: 42.84% 14,000 Outstanding: 90.12% 5,000 (000) (000) 12,000 Volume Volume 4,000 10,000 3,000 8,000 6,000 2,000 4,000 1,000 2,000 0 0 24.23 25.04 25.86 26.67 27.48 28.30 24.23 25.11 25.98 26.86 27.74 28.61 to to to to 25.03 Daily from 12-Sep-2006 to 12-Dec-2006 29.11 25.10 Daily from 12-Jun-2006 to 12-Dec-2006 29.49 Last 12 Months Last 24 Months 30,000 Weighted Average Price: 26.09 USD 60,000 Weighted Average Price: 25.74 USD Total Shares Traded as Percent of Shares Total Shares Traded as Percent of Shares 25,000 Outstanding: 213.77% 50,000 Outstanding: 461.65% (000) 20,000 (000) 40,000 Volume Volume 15,000 30,000 10,000 20,000 5,000 10,000 0 0 21.71 23.05 24.4 25.74 27.08 28.43 21.71 23.13 24.56 25.98 27.4 28.83 to to to to 23.04 Daily from 12-Dec-2005 to 12-Dec-2006 29.77 23.12 Daily from 10-Dec-2004 to 12-Dec-2006 30.25 Valuation Update 11 csdtampa 29 Jun 2007 19:18 12/40 Historical Trading Performance Three Years Index Price Performance P/E Performance Colorprint Peers 180% 24x High 22.9 x 20.7 x Low 15.8 15.6 Avg 18.9 18.3 21.5x 160% 22x 49.1% (NTM) 140% Months 20x Price 31.4% P/E (x) Indexed Forward Twelve 24.8% 120% 18x 17.8x Next 100% 16x 80% 14x Dec- May- Oct- Mar- Aug- Jan- Jun- Dec- Dec- May- Oct- Mar- Aug- Jan- Jun- Dec-2003 2004 2004 2005 2005 2006 2006 2006 2003 2004 2004 2005 2005 2006 2006 2006 Daily from 12-Dec-2003 to 12-Dec-2006 Daily from 12-Dec-2003 to 12-Dec-2006 Colorprint [1] S&P 500 Marketing Services Composite [2] Valuation Update 12

csdtampa 29 Jun 2007 19:18 13/40 Colorprint Enterprise Value / EBITDA Trading History Three Years

Comparison of Selected Companies ($ in millions, except per share data) \ Closing % of Equity Calendarized 5-Year 2007 PE LTM Price 52 Week Market Enterprise Enterprise Value / EBITDA P/E Multiples [2] Est. EPS to 5-Year EBITDA Company 12-Dec-06 High Cap [1] Value [1] LTM [1] 2006E 2007E 2006 2007 CAGR [2] CAGR [2] Margin [1] Colorprint $ 28.58 96% $ 1,352 $ 1,432 9.4 x 9.3 x 8.8 x 20.4 x 20.2 x 8.5% 2.4 x 34.5 % Colorprint — Management 9.3 8.2 18.7 18.9 Colorprint — Management Adjusted [3] 8.8 8.0 Marketing Services Acxiom $ 25.42 96% $ 2,026$ 2,729 6.7 x 6.8 x 6.4 x 26.1 x 21.3 x 15.0% 1.4 x 29.7 % Harte Hanks 26.55 89 2,097 2,228 10.1 10.2 9.5 19.2 17.4 11.2 1.6 18.8 Advo 29.08 79 926 1,012 11.9 9.7 8.4 30.4 20.7 10.0 2.1 5.9 Valassis Communications 16.44 54 786 959 7.0 6.9 7.0 10.4 11.0 7.0 1.6 12.9 InfoUSA 12.16 93 680 809 8.8 9.1 7.5 19.0 13.7 NA NA 22.6 Median 89% 8.8 x 9.1 x 7.5 x 19.2 x 17.4 x 10.6% 1.6 x 15.9 % Mean 82 8.9 8.5 7.8 21.0 16.8 10.8 1.7 16.8 Information Services Moody’s $ 69.58 96% $ 20,312 $ 20,318 18.9 x 18.2 x 16.6 x 31.8 x 27.8 x 15.0% 1.9 x 56.0 % Alliance Data63.22 96 5,212 5,835 13.1 11.5 10.3 20.5 17.9 18.0 1.0 23.6 Dun & Bradstreet 83.15 100 5,312 5,574 12.0 12.3 11.3 21.0 18.3 13.8 1.3 30.8 Equifax 41.31 100 5,272 5,760 11.2 10.8 10.0 20.6 18.8 10.5 1.8 34.0 ChoicePoint 37.93 82 3,102 3,455 10.1 10.2 9.8 22.7 20.0 15.0 1.3 32.2 Fair Isaac 41.41 87 2,735 2,908 13.1 10.8 10.1 18.3 15.9 12.5 1.3 26.8 First Advantage 22.14 72 1,289 1,521 9.9 9.4 8.4 21.1 18.3 20.0 0.9 21.1 Median 96% 12.0 x 10.8 x 10.1 x 21.0 x 18.3 x 15.0% 1.3 x 30.8 % Mean 90 12.6 11.9 10.9 22.3 19.6 15.0 1.4 32.1 Advertising Omnicom Group $ 104.86 100% $ 18,404 $ 20,804 12.1 x 12.5 x 11.4 x 21.0 x 18.7 x 12.0% 1.6 x 15.4 % WPP Group 13.49 97 16,959 19,515 10.7 10.4 9.6 17.0 15.3 9.9 1.5 16.1 Publicis Groupe 39.21 88 8,663 8,602 7.2 8.0 7.5 16.2 14.9 3.0 5.0 20.8 Interpublic Group 11.75 95 5,184 6,899 19.7 16.7 10.2 NM 43.5 10.0 4.4 NM Havas 5.65 100 2,427 3,289 13.6 14.1 11.9 31.4 22.5 6.5 3.5 12.4 Median 97% 12.1 x 12.5 x 10.2 x 19.0 x 18.7 x 9.9% 3.5 x 15.7 % Mean 96 12.7 12.3 10.1 21.4 23.0 8.3 3.2 16.2 Publishing News Corp $ 21.18 98% $ 67,733 $ 73,453 15.9 x 14.4 x 12.9 x 22.7 x 19.2 x 17.0% 1.1 x 18.3 % Thomson Corporation 42.22 9827,069 30,983 14.0 12.3 11.4 25.1 22.8 13.5 1.7 24.3 McGraw-Hill 68.00 100 25,477 25,402 14.1 15.3 13.3 27.3 23.9 12.0 2.0 29.0 Wolters Kluwer28.03 95 8,704 9,874 12.9 10.4 9.0 17.2 14.2 9.0 1.6 16.0 Median98% 14.1 x 13.4 x 12.1 x 23.9 x 21.0 x 12.8% 1.6 x 24.3 % Mean 98 14.2 13.1 11.6 23.1 20.0 12.9 1.6 23.9 Valuation Update 14

csdtampa 29 Jun 2007 19:18 15/40 Illustrative Discounted Cash Flow Analysis Valuation Date December 13, 2006 ($ in millions, except per share data) As of 31-December 2006 2007 2008 2009 2010 2011 Sales $ 460.3 $ 506.9 $ 547.5 $ 591.2 $ 638.5 $ 689.6 Growth 11.1% 10.1% 8.0% 8.0% 8.0% 8.0 % EBIT $ 115.3 $ 126.0 $ 139.3 $ 154.9 $ 171.7 $ 189.8 EBIT Margin 25.0% 24.9% 25.5% 26.2% 26.9% 27.5 % Taxes1 43.8 47.9 53.0 58.9 65.2 72.1 D&A $ 38.5 $ 53.2 $ 55.0 $ 55.0 $ 55.0 $ 55.0 Change in Working Capital (7.4) 2.32.0 2.2 2.3 2.5 Capex 110.0 65.0 55.0 55.0 55.0 55.0 Unlevered Free Cash Flow $(7.4) $ 68.6 $ 88.4 $ 98.2 $ 108.8 $ 120.2 Adjustment to year 12 8.1 Unlevered Free Cash Flow 0.7 68.6 88.4 98.2 108.8 120.2 PV of Cash Flow 0.7 65.2 76.3 77.1 77.6 78.0 Discounted Cash Flow Assumptions Value of FCF $ 374.9 Projections5 Management Terminal Value 1,287.0 Colorprint WACC 10.0 % PV of FCF’s 1,661.8 Change in Working Capital5 Management Tax Rate1 38.0 % Net Debt3 $ 79.3 Terminal LTM EBITDA Multiple 8.5 x Equity Value 1,582.5 Diluted Shares Outstanding4 48.2Valuation as of 13-Dec-06 Implied Share Price $ 32.80
Valuation Update 15

csdtampa 29 Jun 2007 19:18 16/40 Illustrative DCF Sensitivities Implied Share Price Terminal LTM EBITDA Multiple $ 0.0 8.0 x 8.5 x 9.0 x 9.5 x 10.0 x Discount 9.0% $32.63 $34.08 $35.54 $36.99 $38.45 Rate 10.0% 31.41 32.80 34.19 35.58 36.97 11.0% 30.26 31.59 32.92 34.24 35.57 Implied Share Price Implied Share Price Revenue Growth1 EBITDA Margin2 $ 0.0 6.0% 7.0% 8.0%9.0% 10.0% $ 0.0 33.5% 34.5% 35.5% 36.5% 37.5 % Discount 9.0% $31.53 $32.78 $34.08 $35.44 $36.86 9.0% $32.04 $33.06 $34.08 $35.10 $36.12 Rate 10.0% 30.36 31.56 32.80 34.11 35.46 10.0% 30.84 31.82 32.80 33.78 34.77 11.0% 29.25 30.39 31.59 32.84 34.14 11.0% 29.70 30.64 31.59 32.54 33.48 Valuation Update 16

Selected Precedent Transactions Since 2003 ($ in millions) LTM Multiples Date Announced Target Acquiror Levered Value Sales EBITDA EBIT Consideration Sep-06 CPC ADS $ 70 NA NA 14.0 x Cash Jul-06 ADVO Valassis 1,316 0.9 9.1x / 12.6x [1] 21.6 Cash Aug-06 PRIMIS Parthenon Capital 115 NA 8.0 NA Cash Feb-06 Doubleclick Email ADS 90 2.3 10.0 NA Cash Jan-06Clarity Blue Experian 188 [2] 3.3 NA 20.0 Cash Jan-06VNU NV Valcon Acquisition 11,566 2.211.3 19.0 Cash Sep-05 Bigfoot Interactive ADS 1204.0 14.0 NA Cash Aug-05 Communications Group WPP Group plc 68 NA NA NA Cash Jul-05 Cendant Marketing Services Division Apollo 1,825 1.4 8.2 10.5 Cash Mar-05 Digital Impact Inc. Acxiom 115 NA NA NA Cash Mar-05 Tampa Flyer Harte Hanks 60 NA NA NA Cash Apr-05 DoubleClick Hellman & Friedman 805 2.0 13.4 37.1 Cash Oct-04 Epsilon Data Management ADS 300 2.5 12.5 NA Cash Sep-04 Grey Global Group WPP Group plc 1,520 0.917.2 NA Cash/Stock Jul-04 Seisint, Inc. Reed Elsevier 7756.7 17.2 NA Cash Jun-04 Information Holdings Thomson Corp. 4415.4 NA NA Cash May-04 TradeWeb Thomson Corp. 535NA NA NA Cash Apr-04 OneSource Information Services infoUSA Inc 85 1.5 NA 18.6 Cash Apr-04 Direct Group Investor Group 50 NA NA NA Cash Aug-03 INFO1 LandAmerica Finl Group Inc 47 NA NA NA Cash Aug-03 Peter Black Direct Marketing Merck 25 NA NA NA Cash Jun-03 Factual Data Corp Kroll Inc 1131.6 NA 7.3 Cash/Stock Jun-03 Cordiant Communications WPP Group plc 331 0.7 6.5 NA Cash May-03 Tele-V National Mgmt Consulting 42 NA NA NA Common Stock May-03 Mosaic Sales Solutions JLL Partners 76 NA NA NA Cash May-03NFO WorldGroup Taylor Nelson Sofres 435 0.98.3 11.6 Cash Apr-03 Insurance Mgmt Solutions Group Fiserv Inc 41 1.4 NM NM Cash Mar-03 Scorex Experian 1112.4 NA NA Cash Feb-03 Zenith Optimedia Publicis Groupe SA 119NA NA NA Undisclosed Jan-03 Nordic Info Group A/S Experian 142 3.0 8.2 15.2 Cash Median 2.1 x 11.3 x 16.9 x Valuation Update 17

Comparison of Selected Premiums 100% Cash Consideration, Last 3 Years1 ($ in millions) Premium Announced Target Acquiror Equity Value 1 Day 1 Week 4 Weeks 11/30/06 Digital Insight Corp Intuit Inc $ 1,354 18.2% 16.7% 30.2% 11/16/06 Conor Medsystems Inc Johnson & Johnson Inc 1,459 23.8 29.3 36.7 11/06/06 Per-Se Technologies McKesson Corp 1,095 14.5 16.5 19.3 10/31/06 Banta Corp RR Donnelley & Sons Co 1,306 16.6 14.8 11.9 10/30/06 Sirna Therapeutics Inc Merck & Co Inc 1,132 95.8 83.0 128.8 10/30/06 Trustreet Properties Inc GE Capital Solutions Franchise 1,151 36.3 36.4 38.2 10/30/06 Trammell Crow Co CB Richard Ellis Group Inc 1,971 28.1 31.6 38.8 10/26/06 Kanbay International Inc Capgemini SA 1,162 15.9 24.8 36.8 10/25/06 Universal American Financial Investor Group 1,107 12.2 14.4 9.5 10/11/06 Jacuzzi Brands Inc Apollo Management LP 1,240 20.8 20.2 20.8 10/25/06 Yankee Candle Co Inc Madison Dearborn Partners LLC 1,724 21.0 19.0 21.3 08/23/06 Internet Sec Sys Group Inc IBM Corp 1,303 7.7 8.2 16.9 08/10/06 FileNet Corp IBM Corp 1,557 1.0 4.0 29.1 07/09/06 Heritage Ppty Invest Trust Inc Centro Properties Group 1,753 3.3 3.5 3.6 05/14/06 SSA Global Technologies Inc Infor Global Solutions 1,529 25.1 24.0 25.8 05/01/06 Aviall Inc Boeing Co 1,716 27.3 28.7 27.2 04/27/06 Diagnostic Products Corp Siemens Medical Solutions Inc 1,767 20.7 17.7 24.5 04/25/06 Serologicals Corp Millipore Corp 1,389 35.3 34.3 33.1 04/20/06 Ubiquitel Inc Sprint Nextel Corp 1,035 1.6 1.9 3.1 01/22/06Sports Authority Inc Investor Group 1,021 20.0 26.0 20.8 11/20/05 Beverly Enterprises Inc Fillmore Capital Partners LLC 1,593 33.3 35.9 36.8 11/10/05 SERENA Software Inc Silver Lake Partners 1,026 2.7 7.3 24.4 11/08/05 Linens n Things Inc Investor Group 1,295 7.9 14.9 17.0 10/24/05 Amli Residential Ppty Trust Prime Property Fund 1,177 20.7 22.7 19.1 10/16/05 Adv Neuromodulations Sys Inc St Jude Medical Inc 1,369 30.4 22.8 21.8 09/29/05 IDX Systems Corp GE Healthcare Ltd 1,488 25.1 33.6 38.8 09/15/05 UICI Investor Group 1,719 19.1 17.1 19.9 08/04/05 Metris Cos Inc HSBC Finance Corp 1,575 1.1 0.5 3.2 07/21/05 Priority Healthcare Corp Express Scripts Inc 1,252 7.7 9.3 10.7 07/10/05 US Unwired Inc Sprint Corp 1,072 1.5 4.3 24.3 06/16/05 Vicuron Pharmaceuticals Inc Pfizer Inc 1,916 84.2 78.6 68.4 06/13/05 Commercial Federal,Omaha,NE Bank of the West,CA 1,367 34.1 34.8 36.1 06/07/05 Gables Residential Trust Investor Group 1,272 14.1 19.5 17.1 05/16/05 Overnite Corp UPS 1,220 46.2 35.8 42.7 05/12/05 Cuno Inc 3M Co 1,290 31.3 34.7 36.8 04/21/05 Transkaryotic Therapies Inc Shire Pharmaceuticals Grp PLC 1,384 21.6 38.1 55.5 03/14/05 Ascential Software Corp IBM Corp 1,121 17.8 17.0 16.8 01/31/05 Pulitzer IncLee Enterprises Inc 1,432 1.8 (1.5) (0.9) 01/27/05 Genencor International Inc Danisco A/S 1,151 23.9 22.4 15.8 11/24/04 Ionics Inc GE Infrastructure Inc 1,072 47.9 43.0 52.5 11/03/04 Argosy Gaming Co Penn National Gaming Inc 1,408 16.4 11.1 17.8 10/20/04 Boca Resorts Inc Blackstone Real Estate Advisor 1,031 27.9 30.7 31.1 10/19/04 Robert Mondavi Corp Constellation Brands Inc 1,030 49.9 52.3 50.9 10/18/04 Select Medical Corp EGL Holding Co 1,983 26.6 27.8 39.3 09/29/04 Orbitz Inc Cendant Corp 1,229 34.5 33.8 48.4 07/13/04 National Processing Inc Bank of America Corp 1,425 (9.5) (8.0) (8.8) 05/24/04 NeighborCare Inc Omnicare Inc 1,410 96.7 94.4 44.2 05/24/04 WFS Financial Inc Westcorp,Irvine,CA 1,940 3.5 6.2 5.1 05/19/04 ALARIS Medical Systems Inc Cardinal Health Inc 1,743 18.4 11.6 17.8 05/18/04 Kroll Inc Marsh & McLennan Cos Inc 1,958 32.4 32.9 34.6 03/22/04 US Oncology Inc Welsh Carson Anderson & Stowe 1,302 18.5 20.3 17.3 03/15/04 InVision Technologies Inc GE Infrastructure Inc 1,159 21.3 23.3 31.3 01/13/04 TheraSense Inc Abbott Laboratories 1,243 33.0 35.5 50.0 12/21/03 Esperion Therapeutics Inc Pfizer Inc 1,281 54.2 52.8 57.6 Median—100% Cash Transactions 20.9% 22.7% 25.2% 1. Includes equity values between $1 billion and $2 billion over last three years. US public company targets only. Valuation Update 18

III. LBO Analysis

csdtampa 29 Jun 2007 19:18 20/40 Illustrative LBO Analysis Assumes $33.00 Purchase Price Sources and Uses 7.0 x Total Debt / EBITDA Sources of Funds Uses of Funds Amount Expected Cost of % of x 12/31/06E Amount ($mm) Rating Debt Total Adj. EBITDA1 ($mm) Revolver2 $ 0.0 Ba3/B L + 250 0.0% 0.0x Equity Consideration3 $ 1,593.2 1st Lien Term Loan B 700.0 Ba3/B L + 250 40.1% 4.3x Existing Debt Retired 111.6 Bank Debt $ 700.0 40.1% 4.3x Total Purchase Price 1,704.8 Senior Unsecured Notes 275.0 B3/CCC+ 9.0% 15.8% 1.7x Legal / Advisory Fees 12.0 Senior Debt $ 975.0 55.8% 6.0x Financing Costs 29.2 Senior Subordinated Notes 160.0 Caa1/CCC+ 10.5% 9.2% 1.0x Total Debt $ 1,135.0 65.0% 7.0x Sponsor Equity Contribution 611.0 35.0% 3.8x Total Sources $ 1,746.0 100.0% 10.8x Total Uses $ 1,746.0 LBO Analysis 20

Illustrative LBO Returns Analysis Returns at Various Exit Dates – Assumes 7.0x Leverage, Exit at 8.5x LTM EBITDA Entrance Premium to Undisturbed Stock Price 19.7% 23.8% 27.9% 32.1% 36.2% 40.3% 1540% $ 29.00 $ 30.00 $ 31.00 $ 32.00 $ 33.00 $ 34.00 2010 27.6% 23.2% 19.5% 16.3% 13.4% 10.9 % Exit Date 2011 26.6 23.2 20.3 17.7 15.4 13.4 2012 25.6 22.8 20.4 18.3 16.4 14.7 Returns at Various Exit Multiples – Assumes 7.0x Leverage Entrance Premium to Undisturbed Stock Price 19.7% 23.8% 27.9% 32.1% 36.2% 40.3% 32% $ 29.00 $ 30.00 $ 31.00 $ 32.00 $ 33.00 $ 34.00 EBITDA Multiple 8.0x 23.8% 20.5% 17.6% 15.1% 12.9% 10.8% 8.5x 26.6 23.2 20.3 17.7 15.4 13.4 9.0x 29.2 25.7 22.7 20.1 17.8 15.7 2011 Exit 9.5x 31.6 28.1 25.0 22.4 20.0 17.8 10.0x 33.9 30.3 27.2 24.5 22.0 19.9 Returns at Various Leverage Levels – Assumes Exit at 8.5x 2011 LTM EBITDA Entrance Premium to Undisturbed Stock Price 19.7% 23.8% 27.9% 32.1% 36.2% 40.3% 15% $ 29.00 $ 30.00 $ 31.00 $ 32.00 $ 33.00 $ 34.00 EBITDA 6.0x 21.8% 19.4% 17.3% 15.3% 13.6% 11.9% 6.5x 23.9 21.1 18.6 16.4 14.4 12.6 Debt / at Close 7.0x 26.6 23.2 20.3 17.7 15.4 13.4 LTM 7.5x 30.5 26.1 22.5 19.4 16.7 14.3 8.0x 36.0 30.1 25.5 21.6 18.4 15.6 LBO Analysis 21

Base Case for Illustrative LBO Analysis1 ($ in millions) Pro Forma CY Ended December 31, ($ in millions) LTM 12/31/06E 2007E [2] 2008P 2009P 2010P 2011P 2012P OPERATIONAL DATA Total Sales $460.3 $506.9 $547.5 $591.2 $638.5 $689.6 $744.8 growth 10.1% 8.0% 8.0% 8.0% 8.0% 8.0% Adjusted EBITDA 162.3 176.9 194.3 209.9 226.7 244.8 264.4 margin 35.3% 34.9% 35.5% 35.5% 35.5% 35.5% 35.5% EBIT $123.8 $123.7 $139.3 $154.9 $171.7 $189.8 $209.4 Total Interest Expense 1.4 94.9 89.8 87.5 84.6 80.4 74.8 Net Income (Loss) to Common 77.1 17.9 30.7 41.8 54.0 67.8 83.5 SELECTED CASH FLOW DATA: Adjusted EBITDA $162.3 $176.9 $194.3 $209.9 $226.7 $244.8 $264.4 +/- Changes in Working Capital (7.4) 2.3 2.0 2.2 2.3 2.5 2.7 — Total Capital Expenditures (110.0) (65.0) (55.0) (55.0) (55.0) (55.0) (55.0) = Operating Cash Flow 44.9 114.2 141.3 157.1 174.0 192.3 212.1 — Cash Taxes (46.5) (10.9) (18.8) (25.6) (33.1) (41.6) (51.2) — Cash Interest Expense (net) (1.4) (92.0) (86.8) (84.6) (81.6) (77.5) (71.8) = Cash for Debt Service (3.0) 11.3 35.7 46.9 59.3 73.3 89.1 Cumulative Cash for Debt Service 11.3 46.9 93.8 153.1 226.3 315.5 CAPITALIZATION: Cash $36.0 $15.0 $15.0 $15.0 $15.0 $15.0 $15.0 Revolver 0.0 0.0 0.0 0.0 0.00.0 0.0 1st Lien Term Loan B700.0 667.7 632.1 585.2 525.9 452.7 363.5 Total Bank Debt$700.0 $667.7 $632.1 $585.2 $525.9 $452.7 $363.5 Senior Subordinated Notes160.0 160.0 160.0 160.0 160.0 160.0 160.0 Total Debt $1,135.0 $1,102.7 $1,067.1 $1,020.2$960.9 $887.7 $798.5 Shareholders’ Equity 611.0 628.9 659.6 701.4 755.4 823.3 906.7 Total Capitalization 1,746.0 1,731.6 1,726.7 1,721.6 1,716.4 1,710.9 1,705.3 CREDIT STATISTICS: Adjusted EBITDA / 1st Lien Interest 3.1x 3.5x 4.3x 4.9x 5.7x 6.8x 8.7x Adjusted EBITDA / Cash Interest 1.7x 1.9x 2.2x 2.5x 2.8x 3.2x 3.7x Adjusted EBITDA / Total Interest 1.6x 1.9x 2.2x 2.4x 2.7x 3.0x 3.5x (Adjusted EBITDA – Capex) / Total Interest 36.9x 1.2x 1.6x 1.8x 2.0x 2.4x 2.8x 1st Lien Debt / Adj. EBITDA 4.3x 3.8x 3.3x 2.8x 2.3x 1.8x 1.4x Senior Debt / Adj. EBITDA 6.0x 5.3x 4.7x 4.1x 3.5x 3.0x 2.4x Total Debt / Adj. EBITDA 7.0x 6.2x 5.5x 4.9x 4.2x 3.6x 3.0x Free Cash Flow / Total Debt (0.3)% 1.0% 3.3% 4.6% 6.2% 8.3% 11.2 % Total Debt / Total Capitalization 65.0% 63.7% 61.8% 59.3% 56.0% 51.9% 46.8% 1Based on management projections. Management projections have not yet been reviewed by Colorprint’s board. LBO Analysis 22

Appendix A: Financial Sponsors Profiles

Apollo Management

Overview

- Apollo Management began investing its first fund in 1990 and is currently managing its sixth private equity fund, Apollo Investment Fund VI, which has $10 billion of committed capital
- Since its inception, Apollo has invested more than $20 billion in over 125 companies representing a wide variety of industries, both domestically and internationally
- Apollo maintains a 4 part organization structure, with each fund group managed separately:
  - Apollo Corporate – $25 billion across 6 funds
  - Apollo Real Estate – $4.1 billion across 4 funds
  - Apollo Distressed Investment Fund – ~$650 million fund
  - Apollo Investment Corp – $1.7 billion, publicly-traded closed end fund dedicated to mezzanine investments in private, middle-market companies
- In August 2006, Apollo raised $8 billion in an IPO of AP Alternative Assets (AAA) on the Euronext Amsterdam Exchange. Approximately 50% of the capital of AAA will be invested in private equity and 50% in Apollo's capital markets-focused funds
- Apollo is based in Purchase, New York with offices in Los Angeles and London

Senior Investment Team

Leon Black	Chairman and Founding Partner
John Hannan	Founding Senior Partner
Josh Harris	Founding Senior Partner
Marc Rowan	Founding Senior Partner
Andrew Africk	Senior Partner
Larry Berg	Senior Partner
Marc Becker	Senior Partner
Peter Copses	Senior Partner

Notable Recent Investments

Investment	Date	Size ($mm)
Harrah's Entertainment	Pending	$26,600
Jacuzzi Brands	11-Oct-2006	$1,250
GE Advanced Materials	14-Sep-2006	3,800
Berry Plastics Corp.	28-Jun-2006	2,250
Verso Paper Inc.	05-Jun-2006	1,400
Rexnord Corp.	25-May-2006	1,825
SourceCorp Inc.	07-Mar-2006	393
Tyco, Plastics & Adhesives Business	20-Dec-2005	975
Linens 'n Things Inc.	08-Nov-2005	1,290

Investment	Date	Size ($mm)
Cendant Corp, Marketing Services Division	**26-Jul-2005**	**$1,825**
Metals USA Inc.	18-May-2005	459
Goodman Global Holdings Inc.	19-Nov-2004	1,430
Intelsat Ltd.	16-Aug-2004	5,000
AMC Entertainment Inc.	22-Jul-2004	1,892
Borden Chemical Inc.	06-Jul-2004	1,200
United Agri Products	31-Oct-2003	610
General Nutrition Cos .	17-Oct-2003	750
Nalco Co.	04-Sep-2003	4,350

Financial Sponsors Profiles 24

Goldman Sachs

The Blackstone Group

The Blackstone Group®

Overview

- The Blackstone Group has been a leader in the field of private equity investing since 1987, managing almost $30 billion through its Blackstone Capital Partners I, II, III, IV, and V and Blackstone Communications Partners funds
- In July 2006, the Group closed Blackstone Capital Partners V with $15.6 billion of committed capital and has recently announced plans for a second closing at approximately $20 billion
- Blackstone has invested in approximately 100 companies in a variety of industries, geographies and economic environments
- The total enterprise value of all transactions effected up to June 30, 2006, is over $158 billion
- Blackstone's target investment size is between $250 million to $3 billion
- Blackstone specializes in the communications and healthcare sectors
- North America and Western Europe are primary markets, although the firm has invested in Latin America and emerging European markets
  - In recent years, Blackstone's Private Equity Group has increased its focus on Europe
  - In February 2001, Blackstone entered into a strategic alliance with Roland Berger Strategy Consultants GmbH, one of Europe's leading management consultants. This alliance was created to provide Blackstone with access to proprietary deal flow, preeminent intellectual capital and local knowledge of key European markets
- The Group has offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Paris and Mumbai

Senior Investment Team

Peter Peterson	Co-Founder, Senior Chairman
Stephen Schwarzman	Co-Founder, Chairman and CEO
Hamilton James	President
Tomlinson Hill	Vice Chairman
Joe Baratta	Senior MD (London)
David Blitzer	Senior MD (London)
Michael Chae	Senior MD (New York)
Chinh Chu	Senior MD (New York)
David Foley	Senior MD (New York)
Larry Guffey	Senior MD (London)
Akhil Gupta	Senior MD (Mumbai)
Prakash Melwani	Senior MD (New York)
Garrett Moran	Senior MD (New York)
Hanns Ostmeier	Senior MD (Hamburg)
James Quella	Senior MD (New York)
Chip Schorr	Senior MD (New York)
Neil Simpkins	Senior MD (New York)
David Tolley	Senior MD (New York)
Kenneth Whitney	Senior MD (New York)

Notable Recent Investments

Investment	Date	Size ($mm)
Equity Office Properties	Pending	$36,000
United Biscuits	25-Oct-2006	£2,400
Trizec Properties	05-Oct-2006	$7,200
Freescale Semiconductor Inc.	15-Sep-2006	19,000
Michaels Stores Inc.	30-Jun-2006	6,046
Travelport Inc.	30-Jun-2006	4,300
Encore Medical Corp.	30-Jun-2006	870
CarrAmerica Realty Corp.	06-Mar-2006	5,600
MeriStar Hospitality Corp	21-Feb-2006	2,600
VNU NV	**16-Jan-2006**	**11,000**
La Quinta Corp.	09-Nov-2005	2,300
Susquehanna Radio Corp.	31-Oct-2005	1,200

Investment	Date	Size ($mm)
TeamHealth Inc.	11-Oct-2005	NA
UICI	15-Sep-2005	$1,800
Wyndham International Inc.	14-Jun-2005	3,240
SunGard Data Systems Inc	**28-Mar-2005**	**11,300**
Boca Resorts Inc	20-Oct-2004	1,230
Prime Hospitality Corp	18-Aug-2004	790
Vanguard Health Systems Inc.	23-Jul-2004	1,750
Texas Genco Holdings Inc.	21-Jul-2004	3,650
Extended Stay America Inc.	05-Mar-2004	3,100
RAG American Coal Holding Inc.	16-Feb-2004	1,000
Freedom Communications	14-Oct-2003	2,070
Financial Guaranty Insurance Co.	04-Aug-2003	1,900

Financial Sponsors Profiles 25

Goldman Sachs

The Carlyle Group

TEXAS PACIFIC GROUP

Overview

- The Carlyle Group launched its first fund in 1987 and has since made more than 500 corporate and real estate investments
- Carlyle, now one of the world's largest private investment firms, is managing Carlyle Partners IV, which has $7.85 billion in committed capital
- Carlyle invests in management-led buyouts, minority equity positions, real estate, venture capital, and leveraged finance opportunities in the aerospace & defense, automotive & transportation, consumer & retail, energy & power, healthcare, industrial, real estate, technology & business services, and telecommunications & media sectors
- The Group manages over $44 billion in capital with 42 funds across four investment disciplines (buyouts, venture & growth capital, real estate and leveraged finance)
- Carlyle is engaged in a joint venture with Riverstone to make Energy & Power investments (approximately $6 billion of equity commitments)
- Carlyle is based in Washington, D.C. and maintains offices in 16 countries

Senior Investment Team

Louis V. Gerstner, Jr.	Chairman
Daniel A. D'Aniello	Founding Partner
William E. Conway	Founding Partner
David M. Rubenstein	Founding Partner
W.W. (Bill) Boisture	Senior Advisor
Herman H. Chang	Senior Advisor
Robert Coxon	Senior Advisor
Richard G. Darman	Senior Advisor
James H. Hance, Jr.	Senior Advisor
Kent Kresa	Senior Advisor
Duncan Lewis	Senior Advisor
Norman Pearlstine	Senior Advisor
David L. Squier	Senior Advisor
Eliot Merrill	Principal

Notable Recent Investments

Investment	Date	Size ($mm)
Open Solutions	**Pending**	**$1,300**
Freescale Semiconductor Inc.	Pending	17,500
Kinder Morgan Inc.	Pending	22,000
EnCana Corp, Gas Storage Business	06-Mar-2006	1,500
VNU NV	16-Jan-2006	11,000
Dunkin Brands	12-Dec-2005	2,500
Com Hem AB	05-Dec-2005	1,170
Hertz Corp.	12-Sep-2005	15,000

Investment	Date	Size ($mm)
SS&C Technologies Inc.	**28-Jul-2005**	**$947**
Insight Communications Co Inc.	07-Mar-2005	2,100
Verizon, Wireline Related Business	21-May-2004	1,650
PanAmSat Corp.	20-Apr-2004	4,300
Williams Energy Partners LP	21-Apr-2003	1,100
FiatAvio Inc.	07-Apr-2003	1,700
Qwest Communications International Inc.	20-Aug-2002	7,050
Vivendi Publish, Business Publishing	18-Apr-2002	1,409

Financial Sponsors Profiles 26

Goldman Sachs

Hellman & Friedman

HELLMAN & FRIEDMAN LLC

Overview

- Hellman & Friedman, founded in 1984, is a private equity investment firm well respected for its distinctive investment philosophy and approach
- During its 18-year investing history, the Firm has raised and managed over $8 billion of capital and has invested in over 50 companies
- Hellman & Friedman is currently investing its fifth fund, Hellman & Friedman Capital Partners V, with $3.5 billion of committed capital.
- Hellman & Friedman is raising $8 billion for its sixth fund, Hellman & Friedman Capital Partners VI.
- The Firm looks to invest long-term equity capital to support the strategic and financial objectives of outstanding management teams operating businesses with defensible positions in growing markets
- The Group has a target investment size of $100 million - $1 billion
- Offices are located in San Francisco, London, and New York

Senior Investment Team

Warren Hellman	Co-Founder and Chairman
Brian Powers	CEO
C. Andrew Ballard	Managing Director
Mitchell Cohen	Managing Director
Jeffrey Goldstein	Managing Director
Philip Hammarskjold	Managing Director
Patrick Healy	Managing Director
Georgia Lee	Managing Director
Thomas Steyer	Managing Director
Allen Thorpe	Managing Director
David Tunnell	Managing Director
Frank Zarb	Managing Director

Notable Recent Investments

Investment	Date	Size ($mm)
Intergraph Corp.	31-Aug-2006	$1,331
Activant Solutions Inc.	13-Mar-2006	825
VNU NV	**16-Jan-2006**	**11,000**
LPL Group	27-Oct-2005	2,500
DoubleClick Inc.	**25-Apr-2005**	**1,100**
Vertafore	**23-Nov-2004**	**NA**

Investment	Date	Size ($mm)
Texas Genco Holdings Inc.	21-Jul-2004	$3,650
Delaware International Ltd.	05-May-2004	200
Arch Capital Group Limited	20-Nov-2001	250
NASDAQ	**28-Mar-2001**	**240**
Mitchell International	**29-Feb-2000**	**NA**

Financial Sponsors Profiles 27

Goldman Sachs

Kohlberg Kravis Roberts & Co

KKR

Overview

- Founded in 1976, Kohlberg Kravis Roberts & Co (KKR) is one of the world's oldest and most experienced private equity firms
- Since its inception, KKR has completed approximately 140 transactions, invested more than $25 billion in equity capital, and raised more than $195 billion in acquisition financing
- KKR's approach to private equity investing focuses on acquiring attractive business franchises and working closely with management over the long term to design and execute value-creating strategies
  - KKR has a long track record of investing large pools of capital and generating attractive returns and multiples of invested capital
- The Firm specializes in management buyouts, with a focus on transactions of greater than $1 billion in enterprise value
- KKR is expecting to close a $16.5 billion fund at the end of 2006. Additionally, KKR has raised the following funds:
  - €4.5 billion for its European fund
  - $800 million from the IPO of KKR Financial Corp, a diversified real estate investment trust, in July 2004 (NYSE: KFN)
  - $5 billion through IPO of KKR Private Equity Investors, KKR's publicly-traded fund, in May 2006 (Euronext Amsterdam: KPE)
- Headquartered in New York, the Firm has offices in Menlo Park, London, Paris, Hong Kong, and Tokyo

Senior Investment Team

Henry Kravis*	Co-Founder
George Roberts*	Co-Founder
Michael Calbert	Partner, Retail
Brian Carroll	Partner, Chemicals and Consumer
Adam Clammer	Partner, Technology
Todd Fisher*	Partner, Chemicals and Financial Institutions
Fred Goltz	Partner, Energy and Power
Johannes Huth*	Partner, Healthcare
Mark Lipschultz	Partner, Energy and Power
Michael Marks	Partner, Technology
Mike Michelson*	Partner, Healthcare
Alex Navab*	Partner, Media & Telecom
Scott Nuttall	Partner, Financial Institutions and KKR REIT
John Saer	Partner, General Industrials

Notable Recent Investments

Investment	Date	Size ($mm)
Seven Media Group	20-Nov-2006	$3080
Kion – unit of Linde	06-Nov-2006	5,100
Tarkett	23-Oct-2006	1,760
Philips Semiconductors	03-Aug-2006	10,600
HCA Inc.	24-Jul-2006	32,919
VNU NV	**16-Jan-2006**	**11,000**
Accellent Inc.	10-Oct-2005	1,270
Avago	14-Aug-2005	2,660

Investment	Date	Size ($mm)
Capmark	03-Aug-2005	$1,500
SunGard Data Systems Inc.	**28 Mar-2005**	**11,300**
Toys "R" Us Inc.	17-Mar-2005	7,000
Visant	21-Jul-2004	2,200
Texas Genco Holdings Inc.	21-Jul-2004	3,650
PanAmSat Corp	20-Apr-2004	4,300
Sealy Corp	04-Mar-2004	1,500
MTU Aero Engines GmbH - DaimlerChrysler	21-Nov-2003	1,800

** Member of Investment Committee*

Financial Sponsors Profiles 28

Goldman Sachs

Providence Equity Partners

PROVIDENCE EQUITY

Overview

- Providence Equity Partners Inc. is a private investment firm specializing in equity investments in communications and media companies around the world
- The principals of Providence Equity manage funds with over $9.0 billion in equity commitments, including Providence Equity Partners V, which has $4.25 billion in committed capital
- Providence is in the market now with Providence Equity Partners VI, which is expected to raise $10 billion and to close in early 2007
- Since 1990, the principals of Providence Equity have invested in more than 80 companies with operations in over 20 countries
- Current and previous areas of investment include wireless and wireline telephony, cable television content and distribution, publishing, radio and television broadcasting, and other media and communications sectors
- Providence's target investment size per transaction is $100 million to $1 billion
  - The fund's institutional limited partners have co-invested directly in transactions that require substantially greater funding
- Providence Equity currently has offices in Providence, London, and New York

Senior Investment Team

Jonathan M. Nelson (Providence)	CEO
Glenn M. Cream(Providence)	Senior Managing Director
Paul J. Salem (Providence)	Senior Managing Director
Albert Dobron (Providence)	Managing Director
Michael Dominguez (Providence)	Managing Director
Alexander Evans (New York)	Managing Director
John Hahn (London)	Managing Director, London Head
Mark Masiello (Providence)	Managing Director
Jörg Mohaupt (London)	Managing Director
Mark Pelson (Providence)	Managing Director
Julie Richardson (New York)	Managing Director, New York Head
Gustavo Schwed (London)	Managing Director
Biswajit Subramanian (London)	Managing Director
Peter Wilde (Providence)	Managing Director

Notable Recent Investments

Investment	Date	Size ($mm)
Idea Cellular	26-Oct-2006	NA
Open Solutions	**Pending**	**$1,300**
Caudwell Group	6-Aug-06	2,785
Univision Communications Inc.	Pending	13,510
Kerzner International Ltd.	20-Mar-06	3,800
Education Management Corp.	6-Mar-06	3,354
Kabel Deutschland GmbH & Co KG	7-Dec-05	3,750
Com Hem AB	05-Dec-2005	1,170

Investment	Date	Size ($mm)
TDC A/S	30-Nov-2005	15,600
Grupo Corporativo Ono SA	29-Jul-05	$1,213
SunGard Data Systems Inc.	**28-Mar-2005**	**11,300**
Recoletos Grupo Comunicacion	14-Dec-04	1,300
Telcordia Technologies Inc	18-Nov-04	1,350
Metro-Goldwyn-Mayer Inc	13-Sep-04	4,840
PanAmSat Corp	20-Apr-2004	4,300
Warner Music Group	24-Nov-2003	$2,600

Financial Sponsors Profiles 29

Texas Pacific Group

TEXAS PACIFIC GROUP

Overview

- Founded in 1992, Texas Pacific Group (TPG) is one of the largest U.S. buyout firms with over $20 billion of capital under management
- TPG focuses on turnarounds, management-led buyouts and recapitalizations in the media and telecommunications, industrials, technology and health care businesses
- The Firm is currently investing its fifth fund, TPG Partners V, with approximately $14 billion of committed capital
- TPG has made significant investments in many important brand-name companies including Burger King, Seagate, J.Crew, Bally, and Ducati
- TPG seeks to invest in established businesses requiring equity capital between $100 million and $750 million
- Headquartered in San Francisco with offices in Fort Worth and New York

Senior Investment Team

David Bonderman	Founder
James G. Coulter	Founder
William S. Price	Founder
John Marren	Partner, Technology & Telecom
Justin Chang	Partner, Technology & Telecom
Jonathan Coslet	Partner, Generalist
Kelvin Davis	Partner, Generalist
Rick Schifter	Partner, Generalist
Stephen Peel	Partner, Europe
Bryan Taylor	Partner

Notable Recent Investments

Investment	Date	Size ($mm)
TDF SA	11-Oct-2006	$4,140
Harrah's Entertainment	Pending	26,600
Freescale Semiconductor Inc	15-Sep-2006	$19,000
Intergraph Corp.	31-Aug-2006	1,331
Field Container Co.	18-Aug-2006	325
Aleris International Inc.	08-Aug-2006	3,307
Petco Animal Supplies Inc.	14-Jul-2006	1,800
Smurfit-Stone Container Corp, Consumer Packaging Unit	30-Jun-2006	1,040
Freescale Semiconductor Inc	15-Sep-2006	$19,000

Investment	Date	Size ($mm)
Univision Communications Inc.	27-Jun-2006	13,511
LPL Group	27-Oct-2005	$2,500
Neiman Marcus Group Inc.	02-May-2005	5,095
SunGard Data Systems Inc.	**28-Mar-2005**	**11,300**
Fidelity National Information Services	**08-Dec-2004**	**500**
Metro-Goldwyn-Mayer Inc.	13-Sep-2004	4,840
Texas Genco Holdings Inc.	21-Jul-2004	3,650
Iasis Healthcare	05-May-2004	1,400
Burger King Corp.	25-Jul-2002	2,260

Financial Sponsors Profiles 30

Goldman Sachs

Thomas H. Lee Partners

THL

Overview

- Founded in 1974, Thomas H. Lee Partners (TH Lee) currently manages approximately $14 billion of committed capital
- TH Lee recently raised $9 billion for its latest fund, Thomas H. Lee Equity Fund VI
- Known as a "friendly" leveraged buyout firm, it uses a mix of debt, funds from institutional investors, and its own money to buy companies
- Thomas H. Lee Partners employs 75 people, including 20 partners
- The company is headquartered in Boston

Senior Investment Team

Anthony DiNovi	Co-President
Scott Schoen	Co-President
Scott Sperling	Co-President
Richard J Bressler	Managing Director
Seth Lawry	Managing Director
Joseph F. Pesce	Managing Director
Soren Oberg	Managing Director

Notable Recent Investments

Investment	Date	Size ($mm)
Clear Channel Communications Inc.	Pending	$26,775
Hawkeye Holdings Inc.	30-Jun-2006	1,082
Univision Communications Inc.	27-Jun-2006	13,510
West Corp	**31-May-2006**	**4,100**
Aramark Corp	01-May-2006	7,600
Sedgwick CMS	**30-Jan-2006**	**635**
VNU NV	**16-Jan-2006**	**11,000**
Dunkin Brands	12-Dec-2005	2,500
Susquehanna Radio Corp	31-Oct-2005	1,200

Investment	Date	Size ($mm)
Grupo Corporativo Ono SA	29-Jul-2005	$1,213
Azoffmusic Management	06-Jan-2005	200
Fidelity National Information Services Inc.	**08-Dec-2004**	**500**
Warner Chilcott PLC	27-Oct-2004	2,980
Nortek Holdings Inc	15-Jul-2004	1,750
Warner Music Group	24-Nov-2003	2,600
Simmons Co	17-Nov-2003	1,100
Liquidnet	**2001**	**29**
Currenex	**17-Apr-2000**	**22**

Financial Sponsors Profiles 31

Welsh, Carson, Anderson & Stowe

Welsh, Carson, Anderson & Stowe

Overview

- Founded in 1979, Welsh, Carson, Anderson & Stowe (WCAS) is a New York-based investment firm that concentrates its investments exclusively in healthcare, information & business services, and communications industries and typically taking an active role in their management
- WCAS is currently investing out of its tenth fund, WCAS X, with $3.5 billion in committed capital
- With more than 200 deals under its belt since its start in 1979, the firm invests in management buyouts, restructurings and recapitalizations, and public–to–private transactions
- WCAS typically invests between $50 million and $500 million in a company, often holding controlling stakes

Senior Investment Team

Bruce K. Anderson	Co-Founder, General Partner
Russell L. Carson	Co-Founder, General Partner
Patrick J. Welsh	Co-Founder, General Partner
Jonathan M. Rather	General Partner and CFO
John Clark	Partner
Tony de Nicola	Partner

Notable Recent Investments

Investment	Date	Size ($mm)
Caribe Information Investments	02-Mar-2006	$260
Select Medical	18-Oct-2005	2,300
Ozburn-Hessey Logistics	27-Jun-2005	NA
Ruesch International	02-Dec-2004	NA
Select Medical Corp	18-Oct-2004	2,300
US Oncology Inc	22-Mar-2004	1,700
US Oncology	20-Aug-2004	$1,282
AmeriPath Inc	09-Dec-2002	792
US Investigations Services Inc	04-Dec-2002	545
Qwest Commun Intl Inc, QwestDex	20-Aug-2002	7,050
Amdocs Ltd	01-May-1998	NA
JC Penny Business Services	15-Jan-1996	NA

Financial Sponsors Profiles 32

Appendix B: Additional Information

Colorprint Summary Financials ($ in millions) For FY Ended Mar 31, For CY Ending Dec 31, 20021 2003 2004 2005 2006 2006E2 2007E2 Income Statement Net revenues $ 367.9 $ 383.8 $ 408.6 $ 410.1 $ 417.7 $ 460.3 $ 506.9 % YOY growth 8.2% 4.3% 6.5% 0.3% 1.9% 14.0% 10.1 % EBITDA $ 136.5 $ 127.0 $ 143.4 $ 151.2 $ 150.2 $ 153.8 $ 175.4 % YOY growth 9.1% (6.9)% 12.9% 5.5% (0.7)% 9.2% 14.0% % EBITDA margin 37.1 33.1 35.1 36.9 35.9 33.4 34.6 D&A $ 40.9 $ 40.9 $ 45.2 $ 42.4 $ 36.0 $ 38.5 $ 53.2 % of revenue 11.1% 10.6% 11.1% 10.4% 8.6% 8.4% 10.5 % Operating income $ 95.6 $ 86.1 $ 98.1 $ 108.8 $ 114.2 $ 115.3 $ 122.2 % YOY growth 17.3% (9.9)% 13.9% 10.9% 4.9% 10.9% 6.0% % Operating margin 26.0 22.4 24.0 26.5 27.3 25.0 24.1 Net Income from Operations $ 66.6 $ 51.6 $ 60.4 $ 68.6 $ 71.6 $ 72.1 $ 69.3 % YOY growth 19.8% (22.6)% 17.1% 13.6% 4.4% 10.1% (3.9)% Diluted EPS $ 1.17 $ 0.94 $ 1.15 $ 1.31 $ 1.46 $ 1.53 $ 1.51 % YOY growth 21.5% (19.5)% 22.9% 13.5% 11.7% 22.4% (1.3)% Diluted Shares Outstanding 57.1 54.9 52.3 52.4 48.9 46.9 45.9 Balance Sheet PP&E, Net $ 146.1 $ 148.7 $ 126.8 $ 103.3 $ 128.5 $ 203.0 NA Total assets 415.9 422.4 386.8 392.7 337.1 433.7 NA Cash & securities 13.7 1.772.7 116.2 28.1 36.0 NA Debt 60.9 68.2 66.9 64.6 61.9 137.0 NA Shareholders equity 223.3 216.0 184.7 196.4 143.2 162.7 NA Selected Data ROACE 32.8% 23.5% 30.1% 36.0% 42.2% 43.4 % NA Debt / Total Capital 21.4 24.0 26.6 24.8 30.2 45.7 NA Debt / EBITDA 0.4 x 0.5 x 0.5 x 0.4 x 0.4 x 0.9 x NA Free Cash Flow $ 73.3 $ 64.7 $ 96.3 $ 85.6 $ 42.6 $(10.4) $ 64.0 Additional Information 34

Adjusted EBITDA Calculations ($ in millions) CY 2006E CY 2007E EBIT $ 115.3 $ 122.2 Depreciation & Amortization 38.5 53.2 EBITDA $ 153.8 $ 175.4 One time items Year End Change Accounting Expense $ 0.6 $ 0.0 Color Installation 2.9 0.8 Severance 1.7 0.0 Office Closure 0.5 0.0 Shareholder Settlement 0.3 0.0 $ 6.0$ 0.8 Public Co. Activities Investor Relations $ 0.7 $ 0.7 Audit Firm Services 0.6 0.6 Internal Audit SOX 1.0 1.0 Accounting Organization 0.7 0.7 $ 3.0$ 3.0 Total Adjustments $ 9.0 $ 3.8 Reduction in Adjustments For Conservatism (0.5) 0.0 Adjusted EBITDA $ 162.3 $ 179.2 Additional Information 35

Goldman Sachs

Research Analysts' Recommendations and Estimates

Analyst Recommendations



Strong Buy 13%
Buy 13%
Underperform 25%
Hold 50%

Recommendations: 8

Evolution of Estimates[1]



$1.60
$1.20
$0.80
$0.40
EPS Estimate
$1.19 2004A
$1.25 2005A
$1.46 2006A
$1.49 2009E
$1.46 2008E
$1.27 2007E
Dec-2003
Jul-2004
Feb-2005
Sep-2005
Apr-2006
Nov-2006
Monthly from 31-Dec-2003 to 12-Dec-2006
2004
2005
2006
2007
2008
2009

Price Targets



$ 30.00
$ 28.00
$ 26.00
$ 24.00
$ 22.00
$ 20.00
Current = $28.58
$24.62
$29.00
$25.00
$23.00
Goldman Sachs[3]
Robert Baird
Deutsche Bank
JMP Securities

Individual Analyst Estimates[2]

			Growth Estimates			CY Ended Dec	
Broker	Estimate Date	Rating	'05-'06E	'06-'07E	5-Yr.	'06E	'07E
Goldman Sachs[3]	26-Oct-2006	Underperform	24.0%	-1.3%	-	$1.55	$1.53
Bear, Stearns	01-Nov-2006	Hold	25.6%	-0.6%	8.5%	1.57	1.56
Deutsche Bank	31-Oct-2006	Hold	24.8%	12.8%	-	1.56	1.76
First Anal. Sec.	01-Nov-2006	Hold	24.0%	5.8%	10.0[4]	1.55	1.64
JMP Securities	22-Nov-2006	Underperform	27.2%	1.9%	10.0	1.59	1.62
J.P. Morgan	02-Nov-2006	Buy	27.2%	13.2%	-	1.59	1.80
Robert W. Baird	01-Nov-2006	Hold	23.2%	1.3%	-	1.54	1.56
William Blair	13-Nov-2006	Strong Buy	20.8%	9.3%	7.0	1.51	1.65
Median			**24.4%**	**3.8%**	**8.5%**	**$1.56**	**$1.62**

[1] *Evolution of EPS estimates based on fiscal year-end Mar-31 estimates, estimates unadjusted for FAS123R expense.*
[2] *EPS estimates adjusted to exclude FAS123R expense.*
[3] *Goldman Sachs coverage of POS was temporarily suspended on 8-Dec-2006.*
[4] *First Analysis Securities estimate excluded from IBES median 5 year growth estimate.*

Additional Information 36

Goldman Sachs

Management vs. Analysts Estimates

($ in millions, except per share data)

CY 2006 Estimates[1]

	EPS	Revenue	EBITDA	EBIT	Net Income	Avg. Shares
Management[2]	$ 1.53	$ 460.3	$ 153.8	$ 115.3	$ 72.1	47.1
Goldman, Sachs & Co.	1.55	452.5	NA	NA	75.3	48.6
Bear, Stearns & Co.	1.57	449.0	156.4	118.0	73.4	46.8
Deutsche Bank North America	1.56	451.9	153.0	114.7	73.0	46.8
First Analysis Securities Corp	1.55	451.2	150.3	113.1	72.7	46.9
JMP Securities	1.59	452.8	NA	116.2	74.2	46.7
JP Morgan	1.59	NA	NA	NA	NA	NA
Robert W. Baird & Co., Inc.	1.54	456.4	155.7	117.1	72.1	46.8
William Blair & Company, L.L.C.	1.51	450.7	NA	NA	NA	NA
Analyst Median	$ 1.56	$ 451.9	$ 154.4	$ 116.2	$ 73.2	46.8
Analyst Range - High to Low	5.3 %	1.6 %	4.0 %	4.3 %	4.4 %	4.0 %

CY 2007 Estimates[3]

	EPS	Revenue	EBITDA	EBIT	Net Income	Avg. Shares
Management[2]	$ 1.51	$ 506.9	$ 175.4	$ 122.2	$ 69.3	45.9
Goldman, Sachs & Co.	1.53	465.4	163.6	106.7	72.4	47.2
Bear, Stearns & Co.	1.56	470.7	162.7	107.0	71.0	45.5
Deutsche Bank North America	1.76	492.1	172.9	123.3	79.9	45.5
First Analysis Securities Corp	1.64	477.7	156.9	113.4	76.3	46.6
JMP Securities	1.62	490.7	NA	113.5	75.0	46.2
JP Morgan	1.80	NA	NA	NA	NA	NA
Robert W. Baird & Co., Inc.	1.56	504.3	172.1	122.6	71.5	45.9
William Blair & Company, L.L.C.	1.65	485.5	NA	NA	NA	NA
Analyst Median	$ 1.62	$ 485.5	$ 163.6	$ 115.1	$ 73.8	46.1
Analyst Range - High to Low	17.6 %	8.4 %	10.2 %	15.6 %	12.5 %	3.8 %

Additional Information 37

Peer Beta Calculation Average of Different Beta Sources 5-Year Levered Betas Barra Bloomberg1 Average Colorprint 0.97 1.19 1.08 Harte Hanks 0.81 0.71 0.76 Acxiom 0.79 1.02 0.91 Valassis 1.56 0.91 1.23 Advo 1.15 0.81 0.98 InfoUSA 1.21 1.19 1.20 Median 1.06 0.97 1.03 Additional Information 38

Cost of Equity and WACC Analysis ($ in millions) Risk Cost of Pre-Tax Effective Risk-Free Premium Equity Beta Equity Cost of Tax Rate Current Curr. Mkt. Val. Rate1 2 3 4 (t)5 Debt (D)6 of Equity (E)7 WACC (Rp) (Be) (Ke) Debt (Kd) Colorprint8 4.54% 5.00% 1.08 9.93% 5.34% 38.0% $ 112 $ 1,352 9.42 % Harte Hanks 4.54% 5.00% 0.76 8.35% 5.96% 38.0% $ 167 $ 2,097 8.00 % Acxiom 4.54 5.00 0.91 9.07 6.63 39.0 795 2,026 7.65 Valassis9 4.54 5.00 1.23 10.71 6.23 35.0 260 786 9.06 Advo 4.54 5.00 0.98 9.45 7.10 35.1 124 926 8.87 InfoUSA 4.54 5.00 1.20 10.53 7.08 36.0 137 680 9.53 Median 1.03 9.69% 8.96 % Additional Information 39

Appendix C: Sponsor Proposals